SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 9, 2003


                            NEW FRONTIER MEDIA, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Colorado                    0-23697                      84-1084061
 -------------             ------------------            -----------------
   (State of                (Commission File            (IRS Employer I.D.
 Incorporation)                 Number)                        Number)


                             7007 Winchester Circle
                                    Suite 200
                             Boulder, Colorado 80301
                                 (303) 444-0900
                         -------------------------------
                        (Address and telephone number of
                          principal executive offices)

Item 5.           Other Events

         In response to the Securities and Exchange Commission's adoption of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, the Registrant has been advised that certain officers of the Registrant have entered into trading plans for selling shares in the Registrant's securities. Rule 10b5-1 permits corporate insiders to adopt written plans at a time when they are not in possession of material nonpublic information and to sell shares according to the plan on a regular basis regardless of any subsequent nonpublic information they receive.

         The officers who have entered into trading plans include Michael Weiner, the Registrant's Chairman and President, Kenneth Boenish, President of the Registrant's wholly owned subsidiary, Colorado Satellite Broadcasting, Inc., and Karyn Miller, the Registrant's Chief Financial Officer. The Registrant anticipates that, as permitted by Rule 10b5-1, some or all of its officers, directors and other insiders may establish trading plans at some date in the future.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December  10, 2003                  NEW FRONTIER MEDIA, INC.
                                    (Registrant)


                                    By: /s/ Michael Weiner
                                    ----------------------------------
                                    Michael Weiner, President